Exhibit 3.1

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller	Document Number 20100712355-06
Ross Miller Secretary of State	Date and Time 09/21/2010 6:51AM
State of Nevada	Entity Number E0468572010-7

ARTICLES OF INCORPORATION (PURSUANT TO NRS CHAPTER 78)

1. Name of Corporation:	TIRELESS STEPS, INC.
2. Resident Agent for Service of Process:	(X) Commercial Registered Agent: INCORP SERVICES, INC.
3. Authorized Stock:	Number of shares with par value: 75,000,000 Par Value: $.001 Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees:	LEI SUN 2360 CORPORATE CIRCLE – SUITE 400 HENDERSON, NV, 89074-7722
5. Purpose:	The purpose of the Corporation shall be: ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator:	Doug Ansell on behalf of InCorp Services, Inc. 2360 Corporate Circle – Suite 400 Henderson, NV, 89074-7722	/s/Doug Ansell Signature
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
	/s/Doug Ansell Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	9/17/2010 Date